                                                                     EXHIBIT 1.1

                                  $300,000,000

                          Crum & Forster Funding Corp.

                           Crum & Forster Holding Inc.

                          Crum & Forster Holdings Corp.

                          10 3/8% Senior Notes Due 2013

                               Purchase Agreement

                               dated May 29, 2003

                                TABLE OF CONTENTS

                                                                                                               PAGE
Section 1.    Representations and Warranties of the Company and Funding......................................    2

              (a)      Offering Memorandum...................................................................    2
              (b)      Supplemental Indenture................................................................    3
              (c)      Registration Rights Agreement.........................................................    3
              (d)      Reorganization........................................................................    3
              (e)      Escrow Agreement......................................................................    3
              (f)      The Indenture.........................................................................    4
              (g)      The Securities........................................................................    4
              (h)      The Exchange Securities...............................................................    4
              (i)      Purchase Agreement....................................................................    4
              (j)      Descriptions of the Transaction Documents.............................................    4
              (k)      No Material Adverse Effect............................................................    4
              (l)      Independent Accountants...............................................................    5
              (m)      Preparation of the Financial Statements...............................................    5
              (n)      Incorporation and Good Standing of Funding, the Company and its Subsidiaries..........    5
              (o)      Capitalization........................................................................    6
              (q)      Non-Contravention of Existing Instruments; No Further
                       Authorizations or Approvals Required..................................................    6
              (r)      No Material Actions or Proceedings....................................................    7
              (s)      Intellectual Property Rights..........................................................    7
              (t)      All Necessary Licenses................................................................    7
              (u)      Permits...............................................................................    8
              (v)      Title to Properties...................................................................    9
              (w)      Tax Law Compliance....................................................................    9
              (x)      Company and Funding Not "Investment Companies"........................................   10
              (y)      Insurance.............................................................................   10
              (z)      No Price Stabilization or Manipulation................................................   10
              (aa)     Company's Accounting System...........................................................   10
              (bb)     ERISA Compliance......................................................................   10
              (cc)     No Unlawful Payments..................................................................   11
              (dd)     Solvency..............................................................................   11
              (ee)     No Broker's Fees......................................................................   12
              (ff)     Rule 144A Eligibility.................................................................   12
              (gg)     No Integration........................................................................   12
              (hh)     No General Solicitation or Directed Selling Efforts...................................   12
              (ii)     Securities Law Exemptions.............................................................   12
              (jj)     Margin Rules..........................................................................   12
              (kk)     Statistical and Market Data...........................................................   13
              (ll)     Employment Agreements.................................................................   13

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
                                                                                                               PAGE
Section 2.    Purchase and Resale of the Securities; Payment and Delivery....................................   13

Section 3.    Covenants of the Company and Funding...........................................................   15

              (a)      Delivery of Copies....................................................................   15
              (b)      Amendments or Supplements.............................................................   15
              (c)      Notice to the Representative..........................................................   15
              (d)      Ongoing Compliance of the Offering Memorandum.........................................   15
              (e)      Clear Market..........................................................................   16
              (f)      Supplying Information.................................................................   16
              (g)      Portal and DTC........................................................................   16
              (h)      No Resales by the Company.............................................................   16
              (i)      No Integration........................................................................   16
              (j)      No General Solicitation or Directed Selling Efforts...................................   16
              (k)      Blue Sky Compliance...................................................................   17
              (l)      Use of Proceeds.......................................................................   17
              (m)      Future Reports to the Representative..................................................   17

Section 4.    Payment of Expenses............................................................................   17

Section 5.    Conditions of the Obligations of the Initial Purchasers........................................   18

              (a)      Accountants' Comfort Letter...........................................................   18
              (b)      No Material Adverse Change or Ratings Agency Change...................................   18
              (c)      Opinions of Outside Counsel for the Company...........................................   19
              (d)      Opinion of Internal Counsel of the Company............................................   19
              (e)      Opinion of Counsel for the Initial Purchasers.........................................   19
              (f)      Officers' Certificate.................................................................   19
              (g)      Bring-down Comfort Letter.............................................................   19
              (h)      No Legal Impediment to Issuance.......................................................   20
              (i)      Good Standing.........................................................................   20
              (j)      Registration Rights Agreement.........................................................   20
              (k)      Portal and DTC........................................................................   20
              (l)      Escrow Agreement; Payment by Company..................................................   20
              (m)      Reorganization........................................................................   20
              (n)      Additional Documents..................................................................   20
              (o)      Capitalization of Funding.............................................................   20

Section 6.    Reimbursement of Initial Purchasers' Expenses..................................................   21

Section 7.    Indemnification................................................................................   21

              (a)      Indemnification of the Initial Purchasers.............................................   21
              (b)      Indemnification of the Company and Funding............................................   22
              (c)      Notice and Procedures.................................................................   22
              (d)      Contribution..........................................................................   23

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
                                                                                                               PAGE
              (e)      Limitation on Liability...............................................................   24
              (f)      Non-Exclusive Remedies................................................................   24

Section 8.    Termination of this Agreement..................................................................   24

Section 9.    Defaulting Initial Purchaser...................................................................   24

Section 10.   Representations and Indemnities to Survive Delivery............................................   26

Section 11.   Notices........................................................................................   26

Section 12.   Successors; Third Party Beneficiary............................................................   27

Section 13.   Partial Unenforceability.......................................................................   27

Section 14.   Governing Law Provisions.......................................................................   27

Section 15.   General Provisions.............................................................................   27

Section 16.   Certain Defined Terms..........................................................................   28

Section 17.   Authority of the Representative................................................................   28

                               PURCHASE AGREEMENT

                                                                    May 29, 2003

J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, New York  10017
Ladies and Gentlemen:

                  INTRODUCTORY. Crum & Forster Funding Corp., a corporation organized under the laws of Delaware ("Funding"), proposes to issue and sell to the several purchasers named in Schedule I hereto (the "Initial Purchasers"), for whom you are acting as Representative (the "Representative"), $300,000,000 aggregate principal amount of Funding's 10 3/8% Senior Notes due 2013 (the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of June 5, 2003 (the "Indenture") between Funding, and The Bank of New York, as trustee (the "Trustee").

                  On the Closing Date (as defined herein), the Initial Purchasers will deposit, at the instruction of Funding, with Wilmington Trust Company, as securities intermediary and escrow agent (the "Securities Intermediary"), the gross proceeds of the offering of the Securities together with certain other funds made available to Funding. Upon the satisfaction of certain conditions as set forth in an agreement to be dated as of the Closing Date among Funding, Crum & Forster Holdings Corp., the Trustee and the Securities Intermediary (together with the securities account control agreement attached thereto, the "Escrow Agreement"), the Released Amount (as defined in the Escrow Agreement) of the Escrow Funds (as defined in the Escrow Agreement) will be released to Crum & Forster Holdings Corp. or to another party at the direction of Crum & Forster Holdings Corp. and the Interest Escrow Amount shall be deposited with the Trustee into an interest escrow account maintained by the Trustee. Prior to the Closing Date, all of the issued and outstanding capital stock of Crum & Forster Holding Inc. will be contributed to Crum & Forster Holdings Corp. (the "Reorganization") in accordance with the terms of an exchange agreement (the "Exchange Agreement") by and between Crum & Forster Holdings Corp. and Fairfax, Inc. Unless the context requires otherwise, references in this Agreement to the "Company" shall, prior to the effective time of the Reorganization, be deemed to refer to each of Crum & Forster Holdings Corp. and Crum & Forster Holding Inc. and references to the "Company" following the Reorganization shall be references only to Crum & Forster Holdings Corp.

                  Upon and subject to release of the Released Amount to the Company pursuant to the Escrow Agreement, the Company will assume the obligations of Funding under the Securities and the Indenture (the "Assumption"). The date of the consummation of the Assumption is referred to herein as the "Assumption Date." The Assumption, if consummated, will be consummated pursuant to a supplemental indenture in the form attached as Exhibit F to the Indenture (the "Supplemental Indenture"). Notwithstanding anything herein to the contrary, it is acknowledged and agreed that (a) unless the Assumption shall have occurred, and until it shall occur, the Securities shall not constitute liabilities of the Company and the Company shall not be obligated to pay any principal, interest or premium thereon and (b) the Company is under no obligation to, and has not agreed to, consummate the Assumption.

                  If the Assumption is not completed on or before August 29, 2003 (or such earlier date as may be required by the Escrow Agreement), Funding will be required to redeem the Securities at the Special Mandatory Redemption Price (as defined in the Indenture) on the Special Mandatory Redemption Date (as defined in the Indenture).

                  The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions therefrom. The Company and Funding have prepared a preliminary offering memorandum dated May 15, 2003 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning Funding, the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by Funding and the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company and Funding hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

                  Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company will agree to, following the Assumption, file one or more registration statements with the Securities and Exchange Commission (the "Commission") providing for the registration under the Securities Act of the Securities or the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

                  The Company and Funding, as applicable, each hereby confirms its agreement with each of the Initial Purchasers concerning the purchase and resale of the Securities, as follows:

                  SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND FUNDING.

                  The Company and Funding, as applicable, each hereby represent and warrant to each Initial Purchaser as follows:

                  (a) Offering Memorandum. The Preliminary Offering Memorandum, as of its date and as supplemented by the information in the Offering Memorandum, did not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor Funding makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company and Funding in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum.

                  (b) Supplemental Indenture. Upon the execution and delivery of the Supplemental Indenture and such other documents pursuant to the Escrow Agreement and due authorization, execution and delivery of the Supplemental Indenture by the Trustee, (i) the Indenture (as supplemented by the Supplemental Indenture) will constitute the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws, from time to time in effect, affecting creditors' rights generally or by equitable principles relating to enforceability, regardless of whether enforcement is considered in a proceeding in equity or at law (the "Enforceability Exceptions"), and (ii) the Securities will constitute the legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

                  (c) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company, assuming the due authorization, execution and delivery thereof by the Initial Purchasers, will constitute the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

                  (d) Reorganization. The Reorganization and the Exchange Agreement have been duly authorized by the Company and when the Exchange Agreement is executed and delivered by the Company and Fairfax, Inc., will constitute the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

                  (e) Escrow Agreement. The Escrow Agreement has been duly authorized by the Company and Funding and, assuming due authorization, execution and delivery thereof by the Securities Intermediary and the Trustee, when executed and delivered by each of the Company and Funding, will constitute the legal, valid and binding obligation of each of the Company and Funding, enforceable against each of the Company and Funding in accordance with its terms, subject to the Enforceability Exceptions. The Escrow Agreement is effective to create in favor of the Trustee, for its benefit and the benefit of the holders of the Securities, a valid security interest in all right, title and interest of Funding in (a) the Escrow Account (as defined in the Escrow Agreement) and all financial assets (as such term is defined in Section 8-102(a) of the Uniform Commercial Code of Delaware or any other applicable jurisdiction (the "UCC")) held in the Escrow Account, (b) all "security entitlements" (as such term is defined in Section 8-102(a) of the UCC) held in the Escrow Account and (c) all "proceeds" (as such term is defined in Section 9-102(a) of the UCC) thereof, in each case, securing the Secured Obligations (as de-fined in the Escrow Agreement). Such security interest is, after giving effect to the Securities Account Control Agreement (as defined in the Escrow Agreement), a perfected security interest having priority over conflicting security interests as provided in Section 9-328(1) of the UCC.

                  (f) The Indenture. The Indenture has been duly authorized by Funding and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of Funding enforceable against Funding in accordance with its terms, subject to the Enforceability Exceptions; and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

                  (g) The Securities. The Securities have been duly authorized by Funding and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of Funding enforceable against Funding in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

                  (h) The Exchange Securities. On the Closing Date, the Exchange Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

                  (i) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, Funding and the Company, enforceable against the Company and Funding in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

                  (j) Descriptions of the Transaction Documents. Each Transaction Document (as defined below) conforms in all material respects to the description thereof contained in the Preliminary Offering Memorandum and the Offering Memorandum.

                  (k) No Material Adverse Effect. Except as otherwise disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, since the date of the most recent financial statements appearing in the Preliminary Offering Memorandum and the Offering
         Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to have a material adverse effect, on (x) the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (y) Funding's ability to perform its obligations under the Transaction Documents in the manner contemplated by the Offering Memorandum (a "Material Adverse Effect"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

                  (l) Independent Accountants. To the Company's knowledge, PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its subsidiaries included in the Offering Memorandum are independent public or certified public accountants as required by the Securities Act.

                  (m) Preparation of the Financial Statements. The financial statements and the related notes included in the Preliminary Offering Memorandum and the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States ("GAAP") applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Preliminary Offering Memorandum and Offering Memorandum under the captions "Offering memorandum summary--Summary financial data," "Selected historical financial data" and the "Actual" column under "Capitalization" fairly present the information set forth therein on a basis consistent with that of the financial statements contained in the Preliminary Offering Memorandum and the Offering Memorandum.

                  (n) Incorporation and Good Standing of Funding, the Company and its Subsidiaries. Each of Funding, the Company and United States Fire Insurance Company, The North River Insurance Company and Seneca Insurance Company, Inc. (collectively, the "Material Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and, in the case of the Company and Funding, to enter into and perform its respective obligations under this Agreement and the other Transaction Documents to which it is a party. Other than the Material Subsidiaries, the Company does not have any subsidiary that is a "significant subsidiary" within the meaning of Rule 405 under the Securities Act. Each of Funding, the Company and each subsidiary of the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. Funding does not and will not have any subsidiaries.

                  (o) Capitalization. Crum & Forster Holding Inc. has an authorized capitalization as set forth in the Preliminary Offering Memorandum and the Offering Memorandum in the column entitled "Actual" under the heading "Capitalization." All the outstanding shares of capital stock or other equity interests of each Material Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

                  All of Funding's authorized capital stock has been issued and is outstanding and is and will be held by Policy, Inc. Funding has not and will not engage in any transactions other than entering into the Transaction Documents to which it is a party and transactions directly related to performing its obligations under the Transaction Documents as described in the Preliminary Offering Memorandum and the Offering Memorandum.

                  (q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither Funding nor the Company nor any of the Material Subsidiaries is in violation of its certificate of incorporation or by-laws. Neither Funding nor the Company nor any of the Company's subsidiaries is in default (or, with the giving of notice or lapse of time or both, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which any of them is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance by Funding and the Company of each of their respective obligations under this Agreement, the Exchange Agreement, the Escrow Agreement, the Securities, the Indenture, the Supplemental Indenture, the Exchange Securities and the Registration Rights Agreement (collectively, the "Transaction Documents"), the issuance and sale of the Securities and compliance by Funding and the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents (a) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the certificate of incorporation or by-laws of Funding, the Company or any subsidiary of the Company, (b) will not conflict with or constitute a breach of, or Default under, or, except or any lien for the benefit of holders of the Securities, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Funding, the Company or any of the Company's subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect and (c) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to Funding, the Company or any subsidiary of the Company, except for any violations which would not, individually or in the aggregate, result in a Material Adverse Effect. No material consent, approval (other than the approval of the Ohio insurance regulatory authority with respect to the Reorganization (which approval is expected to be obtained prior to the Closing Date)), authorization, other order of, registration of, filing of or qualification of or with any court or other governmental or regulatory authority is required for the execution, delivery and performance by Funding and the Company of each of the Transaction Documents to which it is or will be a party, the issuance and sale of the Securities by Funding and compliance by Funding and the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers and (ii) with respect to the Exchange Securities under the Securities Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

                  (r) No Material Actions or Proceedings. Except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or, to the best of the Company's knowledge, affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) such action, suit or proceeding could reasonably be expected to be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent, which might reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (s) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would have a Material Adverse Effect

                  (t) All Necessary Licenses. Each of United States Fire Insurance Company, The North River Insurance Company, Crum and Forster Insurance Company, Crum & Forster Indemnity Company, Crum & Forster Underwriters Co. of Ohio, Crum & Forster Specialty Insurance Company and Seneca Insurance Company, Inc. (each an "Insurance Subsidiary" and collectively, the "Insurance Subsidiaries") is duly licensed to conduct an insurance business under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions or licensing requirements for which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and its subsidiaries that is so required has filed all reports, information statements and other documents with the insurance regulatory authorities of its jurisdiction of incorporation and domicile as are required to be filed pursuant to the insurance statutes of such jurisdictions, including the statutes relating to companies which control insurance companies, and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (the "Insurance Laws"), and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the Insurance Laws, except where the failure to file such statements or reports or pay such taxes would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and its subsidiaries maintains its books and records in accordance with the Insurance Laws, except where the failure to so maintain its books and records would not have a Material Adverse Effect. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective businesses as described in the Preliminary Offering Memorandum or Offering Memorandum, except (i) for approval from the insurance regulatory authority in Ohio with respect to the Reorganization (which approval is expected to be obtained prior to the Closing Date) or (ii) where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Insurance Subsidiaries has not received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by the Company or any of its Insurance Subsidiaries in any case where it could be reasonably expected that (x) the Company or any of its Insurance Subsidiaries would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would have a Material Adverse Effect; and no insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any of the Insurance Subsidiaries to its parent, other than those restrictions applicable to insurance companies generally, or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted.

                  (u) Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations, other than the approval of the Ohio insurance regulatory authority with respect to the Reorganization (which approval is expected to be obtained prior to the Closing Date), issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Preliminary Offering Memorandum and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Preliminary Offering Memorandum and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or material modification of any license, certificate, permit or authorization that is material to the business of the Company and its subsidiaries, taken as a whole, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. Each of the Company and its subsidiaries is in compliance with the requirements of the Insurance Laws of its jurisdiction of incorporation and the Insurance Laws of other jurisdictions which are applicable to the Company or such subsidiary, except where the failure to so comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Preliminary Offering Memorandum or Offering Memorandum, the Company and each of the Insurance Subsidiaries has received all material approvals (other than the approval of the Ohio insurance regulatory authority with respect to the Reorganization (which approval is expected to be obtained prior to the Closing Date)) of acquisition of control and/or affiliate transactions in each jurisdiction where such approvals are required except where the failure to obtain any such approval would not have a Material Adverse Effect.

                  (v) Title to Properties. Except as otherwise disclosed in the Preliminary Offering Memorandum and the Offering Memorandum, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned by each of them in the Preliminary Offering Memorandum and the Offering Memorandum, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as would not have a Material Adverse Effect.

                  (w) Tax Law Compliance. All necessary federal, state and foreign income and franchise tax returns required to be filed with respect to the Company and its consolidated subsidiaries, other than those which would not, individually or in the aggregate, have a Material Adverse Effect, have been filed. Except as would not have a Material Adverse Effect, all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, have been paid, except assessments against which appeals have been or will be promptly taken in good faith or as to which adequate reserves have been provided. Adequate charges, accruals and reserves have been made in the applicable financial statements referred to in Section 1(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

                  (x) Company and Funding Not "Investment Companies". Neither Funding nor the Company is, and after receipt of payment for the Securities and the Assumption, neither will be, required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (y) Insurance. Except as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied. Except as would not have a Material Adverse Effect, the Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received any material notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

                  (z) No Price Stabilization or Manipulation. Neither Funding, the Company nor any of the Company's subsidiaries has taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities.

                  (aa) Company's Accounting System. The Company and its consolidated subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (bb) ERISA Compliance. The Company and its subsidiaries and each "employee benefit plan" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder ("ERISA")) established or maintained, by the Company, its subsidiaries and their "ERISA Affiliates" (as defined below) are in compliance with ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code"), except such as will not, individually or in the aggregate, have a Material Adverse Effect. "ERISA Affiliate" means, with respect to the Company and a subsidiary, any member of any group of organizations described in Sections 414(b),
         (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" for which the Company, its subsidiaries or any of their ERISA Affiliates would have any liability, which might reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. No "employee benefit plan" for which the Company, its subsidiaries or any of their ERISA Affiliates would have any liability, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA) which might reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code, which might reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Each "employee benefit plan" established or maintained by the Company, its subsidiaries and any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, and which might reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. No event or series of events of the nature described in this Section 1(w) has occurred or is reasonably expected to occur for which the Company, its subsidiaries or any of their ERISA Affiliates would have any liability which might reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                  (cc) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (dd) Solvency. On and immediately after the Assumption and the application of the Released Amount as contemplated by the Preliminary Memorandum and the Offering Memorandum, the Company will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured;
         (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Preliminary Offering Memorandum and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

                  (ee) No Broker's Fees. Neither Funding nor the Company nor any of the Company's subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

                  (ff) Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

                  (gg) No Integration. Neither Funding nor the Company nor any of the Company's affiliates (as defined in Rule 501(b) of Regulation D of the Securities Act ("Regulation D") has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

                  (hh) No General Solicitation or Directed Selling Efforts. None of Funding, the Company or any of the Company's affiliates or any other person acting on any of their behalfs (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act ("Regulation S"), and all such persons have complied with the offering restrictions requirement of Regulation S.

                  (ii) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) (including Annex A hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

                  (jj) Margin Rules. Neither the issuance, sale and delivery of the Securities, the Assumption nor the application of the proceeds thereof by Funding and the Company as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

                  (kk) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Preliminary Offering Memorandum and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

                  (ll) Employment Agreements. Other than the agreements described in the Preliminary Offering Memorandum and the Offering Memorandum, neither the Company nor any of its subsidiaries or parent companies has any written agreement with any officer (other than the chief executive officer of Crum & Forster Holdings Corp.) that is named in the "Management" section of the Preliminary Offering Memorandum and the Offering Memorandum relating to the terms and conditions of such officer's employment.

                  Any certificate signed by an officer of Funding or the Company and delivered to the Representative or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by Funding or the Company to each Initial Purchaser as to the matters set forth therein.

                  SECTION 2. PURCHASE AND RESALE OF THE SECURITIES; PAYMENT AND DELIVERY

                  (a) Sale of Securities. Funding agrees to issue and sell the Securities to each of the Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from Funding the respective principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule 1 hereto at a price equal to 94.8182385% of the principal amount thereof plus accrued interest, if any, from June 5, 2003 to the Closing Date. Funding will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

                  (b) Resale by Initial Purchasers. Funding and the Company each understand that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                           (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a "QIB") and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

                           (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

                           (iii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

                                    (A)      within the United States to persons
                           whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act ("Rule 144A") and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

                                    (B)      in accordance with the restrictions
                           set forth in Annex A hereto.

                  (c) Reliance on Representations. Each Initial Purchaser acknowledges and agrees that Funding and the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(c) and 5(d), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex A hereto), and each Initial Purchaser hereby consents to such reliance.

                  (d) Acknowledgement. Funding and the Company each acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

                  (e) Closing Date. Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel LLP at 10:00 A.M., New York City time, on June 5, 2003, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative, Funding and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the "Closing Date."

                  (f) Payment for Securities. Payment for the Securities shall be made by wire transfer in immediately available funds to the Securities Intermediary as contemplated by the Escrow Agreement against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the "Global Note"), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

                  SECTION 3. COVENANTS OF THE COMPANY AND FUNDING.

                  The Company and Funding, as applicable, each hereby covenants and agrees with each Initial Purchaser as follows:

                  (a) Delivery of Copies. The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

                  (b) Amendments or Supplements. Before making or distributing any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed amendment or supplement for review, and will not distribute any such proposed amendment or supplement to which the Representative reasonably object.

                  (c) Notice to the Representative. Prior to the effectiveness of a Registration Statement registering the Securities or the Exchange Securities in accordance with the Registration Rights Agreement, the Company and Funding will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company or Funding of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company and Funding will each use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

                  (d) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

                  (e) Clear Market. During the period from the date hereof through and including the date that is 90 days after the date hereof, neither the Company nor Funding will, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or Funding and having a tenor of more than one year.

                  (f) Supplying Information. While the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  (g) Portal and DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be designated Portal Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the Portal Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

                  (h) No Resales by the Company. Until the issuance of the Exchange Securities neither, the Company nor Funding will, or permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

                  (i) No Integration. Neither the Company nor Funding nor any of their affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

                  (j) No General Solicitation or Directed Selling Efforts. None of the Company nor Funding nor any of their affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

                  (k) Blue Sky Compliance. The Company and Funding shall use their reasonable best efforts in cooperation with the Representative and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Notwithstanding the foregoing, the Company and Funding shall not be required to qualify as a foreign corporation or to take any action that would subject either of them to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.

                  (l) Use of Proceeds. Following the Assumption, the Company shall apply the Released Amount in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

                  (m) Future Reports to the Representative. Until the third anniversary of the date hereof, the Company will, to the extent that any such materials are not publicly available free of charge, furnish to the Representative: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission; and (iii) from time to time, such other public information concerning the Company as the Representative may reasonably request.

                  SECTION 4. PAYMENT OF EXPENSES.

                  (a) Whether or not the transactions are consummated or this Agreement is terminated the Company agrees to pay or cause to be paid all costs, fees and expenses incident to the performance of its and Funding's obligations hereunder and in connection with the transactions contemplated hereby, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in connection therewith; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the fees and expenses of the Company's counsel and public or certified public independent accountants and other advisors; (iv) the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable related fees and expenses of counsel for the Initial Purchasers); (v) any fees charged by rating agencies for rating the Securities; (vi) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (vii) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the Portal Market and the approval of the Securities for book-entry transfer by DTC;
(viii) all expenses incurred by the

Company in connection with any "road show" presentation to potential investors and (ix) all fees and expenses incurred by or on behalf of Funding in connection with the formation of Funding and the performance of its obligations under the Transaction Documents. Except as provided in this Section 4, Section 6 and
Section 8 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

                  SECTION 5. CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS. The obligations of each Initial Purchaser to purchase and pay for the Securities on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

                  (a) Accountants' Comfort Letter. On the date hereof, the Representative shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Preliminary Offering Memorandum and Offering Memorandum.

                  (b) No Material Adverse Change or Ratings Agency Change. Subsequent to the execution and delivery of this Agreement:

                           (i) there shall not have occurred any change, or any development that could reasonably be expected to result in a change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, the effect of which is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum;

                           (ii) no downgrading shall have occurred in (x) the rating accorded the financial strength or claims paying ability of the Company or any of the Material Subsidiaries (including any pooling arrangement in which any such Material Subsidiaries participates) by A.M. Best Company, Inc. or Standard & Poor's Insurance Rating Services or (y) the Securities or any other debt securities or preferred stock issued or guaranteed by the Company by any "nationally recognized statistical rating organization," as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the financial strength or claims paying ability of the Company or any of its subsidiaries or the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

                  (c) Opinions of Outside Counsel for the Company. On the Closing Date the Representative shall have received (i) the opinion and 10b-5 letter of Shearman & Sterling, counsel for the Company, dated as of the Closing Date, the forms of which are attached as Exhibit A-1, and (ii) the opinion of Potter Anderson & Corroon LLP, counsel to Funding, dated as of the Closing Date, the form of which is attached as Exhibit A-3.

                  (d) Opinion of Internal Counsel of the Company. On the Closing Date the Representative shall have received the opinion and 10b-5 letter of Valerie J. Gasparik, Esq., Corporate Secretary for Crum & Forster Holding Inc., dated as of the Closing Date, the forms of which are attached as Exhibit A-2.

                  (e) Opinion of Counsel for the Initial Purchasers. On the Closing Date the Representative shall have received an opinion of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, dated as of the Closing Date, in form and substance satisfactory to the Initial Purchasers.

                  (f) Officers' Certificate. On the Closing Date the Representative shall have received a written certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer or Controller of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this
         Section 5, and further to the effect that:

                           (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any event or development that could reasonably be expected to have a Material Adverse Effect;

                           (ii) the representations and warranties of the Company and Funding set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

                           (iii) the Company and Funding has each complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

                  (g) Bring-down Comfort Letter. On the Closing Date the Representative shall have received from PricewaterhouseCoopers LLP, independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

                  (h) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

                  (i) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of Funding, the Company and the Insurance Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

                  (j) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company.

                  (k) Portal and DTC. The Securities shall have been approved by the NASD for trading in the Portal Market and shall be eligible for clearance and settlement through DTC.

                  (l) Escrow Agreement; Payment by Company. On or before the Closing Date, the Company, Funding, the Trustee and the Securities Intermediary shall have entered into the Escrow Agreement and the Representative shall have received an executed copy thereof. On or before the Closing Date, the Company shall have deposited or caused to be deposited with the Securities Intermediary by wire transfer in immediately available Funds, $15,405,208 in order to enable Funding to pay the Special Mandatory Redemption Price if required.

                  (m) Reorganization. On or before the Closing Date, all material governmental consents required to be obtained for the Reorganization shall have been obtained and the Reorganization shall have been consummated and the Initial Purchasers shall have received satisfactory evidence thereof.

                  (n) Additional Documents. On or before the Closing Date the Representative and counsel for the Initial Purchasers shall have received such additional certificates, information and other documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                  (o) Capitalization of Funding. On or before the Closing Date, Funding shall have been capitalized with at least $40,000 to pay its reasonably estimated fees and expenses in connection with the negotiation of the Transaction Documents and the performance of its obligations thereunder.

                  All opinions, certificates and additional documents mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

                  If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6 and Section 7 shall at all times be effective and shall survive such termination.

                  SECTION 6. REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES. If this Agreement is terminated by the Representative pursuant to Section 5, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of Funding or the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative upon demand for all reasonable out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges.

                  SECTION 7. INDEMNIFICATION.

                  (a) Indemnification of the Initial Purchasers. The Company and Funding each jointly and severally hereby agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company and Funding in writing by such Initial Purchaser through the Representative expressly for use therein; provided, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of or with respect to such Initial Purchaser results from the fact that both (i) a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the

Offering Memorandum was a result of non-compliance by the Company with the provisions of Section 3 hereof.

                  (b) Indemnification of the Company and Funding. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and Funding, their respective directors and officers and each person, if any, who controls the Company or Funding within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company and Funding in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the information contained in the third paragraph, the fourth and fifth sentences of the eighth paragraph, the tenth paragraph and the third sentence of the final paragraph under the heading "Plan of Distribution."

                  (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Per-sons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company or Funding and any control persons of the Company or Funding shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

                  (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Funding on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and Funding on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Funding on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and Funding from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and Funding on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or Funding or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Limitation on Liability. The Company, Funding and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this
Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

                  (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

                  SECTION 8. TERMINATION OF THIS AGREEMENT. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

                  SECTION 9. DEFAULTING INITIAL PURCHASER.

                  (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in
Schedule I hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

                  (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company and Funding shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser's pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

                  (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company and Funding shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 4 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

                  (d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, Funding or any non-defaulting Initial Purchaser for damages caused by its default.

                  SECTION 10. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of Funding, the Company, their officers, and each of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, Funding or the Company or any of their respective partners, officers, directors or controlling persons, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

                  SECTION 11. NOTICES. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

         c/o J.P. Morgan Securities Inc.
         270 Park Avenue
         New York, New York 10017
         Facsimile: 212-270-1063
         Attention: James P. Casey

with a copy to:

         Cahill Gordon & Reindel LLP
         80 Pine Street
         New York, New York 10005
         Facsimile: (212) 269-5420
         Attention: Michael Becker, Esq.

If to the Company:

         c/o Crum & Forster Holdings Corp.
         305 Madison Avenue
         Morristown, New Jersey 07962
         Facsimile: 973-490-6612
         Attention: Mary Jane Robertson

with a copy to:

         Shearman & Sterling
         Commerce Court West
         199 Bay Street
         P.O. Box 247
         Toronto, Ontario M5L 1E8
         Facsimile: 416-360-2958
         Attention: Christopher Cummings

If to Funding:

         Crum & Forster Funding Corp.
         c/o Wilmington Trust SP Services, Inc., as Administrator
         1105 North Market Street, Suite 1300
         Wilmington, New Castle County, DE 19801

with a copy to:

         Shearman & Sterling
         Commerce Court West
         199 Bay Street
         P.O. Box 247
         Toronto, Ontario M5L 1E8
         Facsimile: 416-360-2958
         Attention: Christopher Cummings

Any party hereto may change the address for receipt of communications by giving written notice to the others.

                  SECTION 12. SUCCESSORS; THIRD PARTY BENEFICIARY. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 9 hereof, and their respective successors, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and to any third party beneficiary designated below and any successor of such third party beneficiary, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

                  SECTION 13. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                  SECTION 14. GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 15. GENERAL PROVISIONS. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the

Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

                  Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Preliminary Offering Memorandum and Offering Memorandum (and any amendments and supplements thereto).

                  SECTION 16. CERTAIN DEFINED TERMS. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City or Wilmington, Delaware; (c) the term "Exchange Act" means the Securities Exchange Act of 1934, as amended; and (d) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

                  SECTION 17. AUTHORITY OF THE REPRESENTATIVE. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities shall be binding upon the Initial Purchasers.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and Funding the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                           Very truly yours,

                                           CRUM & FORSTER HOLDINGS CORP.

                                           By:        /s/ MARY JANE ROBERTSON
                                               ---------------------------------
                                               Name:  Mary Jane Robertson
                                               Title: Chief Financial Officer

                                           CRUM & FORSTER HOLDING INC.

                                           By:   /s/ MARY JANE ROBERTSON
                                               ---------------------------------
                                               Name:  Mary Jane Robertson
                                               Title: Chief Financial Officer

                                           CRUM & FORSTER FUNDING CORP.

                                           By:  /s/ THOMAS M. STRAUSS
                                               ---------------------------------
                                               Name:  Thomas M. Strauss
                                               Title: President

                  The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers in New York, New York as of the date first above written.

For itself and on behalf of the
several Initial Purchasers named
in the attached Schedule I.

J.P. MORGAN SECURITIES INC.

By: /s/ BENJAMIN BEN-ATTAR
    -----------------------
    Name:  Benjamin Ben-Attar
    Title: Vice President

                                                                         ANNEX A

           Restrictions on Offers and Sales Outside the United States

                  In connection with offers and sales of Securities outside the United States:

                  (a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

                  (b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                           (i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act ("Regulation S") or Rule 144A or any other available exemption from registration under the Securities Act.

                           (ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

                           (iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

         "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                           (iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

                  (c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                           (i) it has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended);

                           (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

                           (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

                  (d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company or Funding that would permit a public offering of the Securities, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

                                   SCHEDULE I

                                                                         AGGREGATE PRINCIPAL
                                                                         AMOUNT OF SECURITIES
INITIAL PURCHASERS                                                         TO BE PURCHASED
J.P. Morgan Securities Inc........................................         $  164,424,000
Banc of America Securities LLC....................................            109,615,000
RBC Dominion Securities Corporation...............................             14,423,000
Ferris, Baker, Watts Incorporated.................................             11,538,000
                                                                           --------------
          Total                                                            $  300,000,000

                                                                     EXHIBIT A-1

                  [Form of Opinion of Counsel for the Company]

                  Opinion of Shearman & Sterling, counsel for the Company, to be delivered pursuant to Section 5(c) of the Purchase Agreement.

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) Crum & Forster Holding Inc. has an authorized capitalization as set forth in the Offering Memorandum in the column titled "Actual" under the heading "Capitalization;" and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

                  (iii) The Company has power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

                  (iv) Assuming the due authorization, execution and delivery of the Indenture by Funding and the Trustee, the Indenture constitutes a valid and legally binding agreement of Funding enforceable against Funding in accordance with its terms, subject to the Enforceability Exceptions; and the Indenture conforms in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

                  (v) When the Securities have been duly authorized, executed and delivered by Funding and, when duly authenticated as provided in the Indenture and paid for as provided in this Agreement, the Securities will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of Funding enforceable against Funding in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

                  (vi) The Escrow Agreement has been duly authorized, executed and delivered by the Company, and assuming due execution and delivery thereof by Funding, the Trustee and the Securities Intermediary, constitutes a valid and legally binding obligation of each of Funding and the Company in accordance with its terms, subject to the Enforceability Exceptions. The Escrow Agreement is effective to create in favor of the Trustee, for its benefit and the benefit of the holders of the Securities, a valid security interest in all right, title and interest of Funding in (a) the Escrow Account and all financial assets (as such term is defined in Section 8-102(a) of the Uniform Commercial Code of New York (the "UCC")) held in the Escrow Account, (b) all

                                     A-1-1

"security entitlements" (as such term is defined in Section 8-102(a) of the UCC) held in the Wilmington Escrow Account and (c) all "proceeds" (as such term is defined in Section 9-102(a) of the UCC) thereof, in each case, securing the Secured Obligation.

                  (vii) The Supplemental Indenture, upon authorization, execution and delivery thereof by the Company and the Trustee, will constitute a valid and legally binding obligation of the Company in accordance with its terms, subject to the Enforceability Exceptions and upon execution thereof the Indenture and the Securities will constitute valid and legally binding obligations of the Company in accordance with their terms, subject to the Enforceability Exceptions.

                  (viii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and when duly executed and delivered by the other parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

                  (ix) When the Exchange Securities have been duly authorized, executed and delivered by the Company and when duly authenticated, issued and delivered as contemplated by the Registration Rights Agreement, the Exchange Securities will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture, as supplemented.

                  (x) The Purchase Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered by the other parties thereto, will constitute a valid and legally binding agreement of Funding and the Company enforceable against Funding and the Company in accordance with its terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

                  (xi) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

                  (xii) The execution and delivery by the Company and Funding of, and the performance by the Company and Funding of their obligations under the Transaction Documents will not contravene or violate (i) the certificate of incorporation or by-laws of the Company or (ii) any order, judgment or decree of any United States federal or New York State court or governmental agency or body having jurisdiction over the Company and Funding or any of the Material Subsidiaries or violate the provisions of any United States federal or New York State statute, rule or regulation applicable to the Company and Funding or any of the Material Subsidiaries.

                  (xiii) Based upon such counsel's review of New York State and United States federal statutes, rules and regulations which in such counsel's experience are normally applicable to transactions of the type provided for in the Purchase Agreement (the "Requirements of Law"), but without having made any special investigation concerning any other requirements of law, no consent, approval, authorization, order, registration or qualification of or with any United States

                                     A-1-2
federal or New York State court or governmental agency or body is required in connection with the execution and delivery by the Company or Funding of, and the performance by the Company or Funding of their obligations under the Transaction Documents.

                  (xiv) The statements in the Offering Memorandum under the heading "Certain Federal Income Tax Considerations", to the extent that they constitute summaries of matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

                  (xv) Neither Funding nor the Company is, and after receipt of payment for the Securities and the Assumption, neither will be, required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (xvi) Neither the issuance, sale and delivery of the Securities, the Assumption nor the application of the proceeds thereof by Funding and the Company as described in the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

                  (xvii) Assuming the accuracy of the representations, warranties and agreements of the Initial Purchasers contained in this Agreement, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

                  Such counsel shall also state that they have participated in conferences with Representative of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Preliminary Offering Memorandum and the Offering Memorandum and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Offering Memorandum and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Offering Memorandum, as of its date, contained any untrue statement of a material fact or omitted to state a material fact or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that any amendment or supplement to the Offering Memorandum of its date and the Closing Date, contained or contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in each case, the financial statements and other financial information contained therein, as to which such counsel need express no belief).

                  In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Initial Purchasers.

                                     A-1-3

                  The opinion of Shearman & Sterling described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                                     A-1-4

                                                                     EXHIBIT A-2

                  Opinion of Valerie J. Gasparik, Esq., Corporate Secretary for Crum & Forster Holding Inc., licensed to practice law in the States of New York and New Jersey, to be delivered pursuant to Section 5(d) of the Purchase Agreement.

                  (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New Jersey and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of New Jersey) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement and the other Transaction Documents.

                  (iii) Each Material Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, to the best knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

                  (iv) All of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

                  (v) To the best knowledge of such counsel, except as described in the Preliminary Offering Memorandum and the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) such action, suit or proceeding could reasonably be expected to be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement.

                                     A-2-1

                  (vi) Each of United States Fire Insurance Company, The North River Insurance Company, Crum and Forster Insurance Company, Crum & Forster Indemnity Company, Crum & Forster Underwriters Co. of Ohio, Crum & Forster Specialty Insurance Company and Seneca Insurance Company, Inc. (each an "Insurance Subsidiary" and collectively, the "Insurance Subsidiaries") is duly licensed to conduct an insurance under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and its subsidiaries that is so required has filed all reports, information statements and other documents with the insurance regulatory authorities of its jurisdiction of incorporation and domicile as are required to be filed pursuant to the insurance statutes of such jurisdictions, including the statutes relating to companies which control insurance companies, and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (the "Insurance Laws"), and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the Insurance Laws, except where the failure to file such statements or reports or pay such taxes would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and its subsidiaries maintains its books and records in accordance with the Insurance Laws, except where the failure to so maintain its books and records would not reasonably be expected to have a Material Adverse Effect. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities necessary to conduct their respective businesses as described in the Preliminary Offering Memorandum or Offering Memorandum, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Insurance Subsidiaries has not received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by the Company or any of its Insurance Subsidiaries in any case where it could be reasonably expected that (x) the Company or any of its Insurance Subsidiaries would be required either to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or to cease or otherwise limit the writing of certain business and (y) the failure to obtain such additional authorization, approval, order, consent, certificate, permit, registration or qualification or the limiting of the writing of such business would have a Material Adverse Effect; and no insurance regulatory authority having jurisdiction over the Company or any of its Insurance Subsidiaries has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any of the Insurance Subsidiaries to its parent, other than those restrictions applicable to insurance companies generally, or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted. The Company and its subsidiaries possess all licenses,

                                     A-2-2
         certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Preliminary Offering Memorandum and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Preliminary Offering Memorandum and the Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. Each of the Company and its subsidiaries is in compliance with the requirements of the Insurance Laws of its jurisdiction of incorporation and the Insurance Laws of other jurisdictions which are applicable to the Company or such subsidiary, except where the failure to so comply would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Preliminary Offering Memorandum or Offering Memorandum, the Company and each of the Insurance Subsidiaries has received approvals of acquisition of control and/or affiliate transactions in each jurisdiction where such approvals are required.

                  (vii) The descriptions in the Offering Memorandum of insurance statutes and regulations are accurate in all material respects and fairly summarize in all material respects the information required to be shown and such counsel does not know of any insurance statutes or regulations required to be described in the Offering Memorandum that are not described as required.

                  (viii) To the best knowledge of such counsel, neither the Company nor any subsidiary is in violation of its certificate of incorporation or by-laws or any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary or is in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any material Existing Instrument, except in each such case for such violations or Defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

                  Such counsel shall also state that she has participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Preliminary Offering Memorandum and the Offering Memorandum and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Preliminary Offering Memorandum and the Offering Memorandum and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Preliminary Offering Memorandum, as of its date, contained any untrue statement of a material fact or omitted to state

                                     A-2-3
a material fact or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Offering Memorandum or any amendment or supplement thereto, as of its date and the Closing Date, contained or contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in each case, the financial statements and other financial information contained therein, as to which such counsel need express no belief).

                  In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Initial Purchasers.

                  The opinion described above shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

                                     A-2-4

                                                                     EXHIBIT A-3

                    [Form of Opinion of Counsel for Funding]

                  Opinion of Potter Anderson & Corroon LLP, counsel for Funding, to be delivered pursuant to Section 5(c) of the Purchase Agreement.

                  (i) Funding has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) Funding has power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder; and Funding has duly authorized the execution and delivery of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby.

                  (iii) The Indenture has been duly authorized, executed and delivered by Funding.

                  (iv) The Securities have been duly authorized, executed and delivered by Funding.

                  (v) The Escrow Agreement has been duly authorized, executed and delivered by Funding.

                  (vi) The Purchase Agreement has been duly authorized, executed and delivered by Funding.

                  (vii) The execution and delivery by Funding of, and the performance by Funding of its obligations under, the Transaction Documents will not contravene or violate the certificate of incorporation or by-laws of Funding.

                  (viii) To the extent (x) the UCC of Delaware governs the perfection of a security interest in the Collateral (as defined in Section 6 of the Escrow Agreement), as to which we express no opinion, and (y) a security interest in the Collateral can be perfected by filing a financing statement in the State of Delaware under the UCC of Delaware, the Funding Financing Statement is in appropriate form, has been duly filed and results in the perfection of a security interest in Funding's rights in that portion of the Collateral described in the Funding Financing Statement.

                  (ix) The Funding UCC Search sets forth the proper filing office and the proper debtor necessary to identify those persons who under the UCC of Delaware

                                     A-3-1
         have on file financing statements naming Funding, as debtor, covering the Collateral as of [date as close to closing date as reasonably practicable]. The Funding UCC Search identifies no person other than the Trustee who has filed with the Secretary of State a financing statement naming Funding as debtor and describing any portion of the Collateral prior to such time.

                  (x) The Securities Account Control Agreement (a) constitutes the legal, valid and binding obligation of Funding, the Trustee and the Securities Intermediary, enforceable against each of them in accordance with its terms and (b) insofar as the UCC of Delaware is applicable, is sufficient to vest control (within the meaning of the UCC of Delaware) in the Trustee.

                                     A-2-2

                                                                       EXHIBIT B

                     [Form of Registration Rights Agreement]

                                      B-1